Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Mina Kim, Chief Executive Officer of ACELYRIN, INC. (the “Company”), and Gil M. Labrucherie, Chief Financial Officer and Chief Business Officer of the Company, each hereby certifies that, to the best of her or his knowledge:
i.the Quarterly Report on Form 10-Q of the Company for the period ended September 30, 2024, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Exchange Act; and
ii.the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 13, 2024

/s/ Mina Kim	/s/ Gil M. Labrucherie
Mina Kim	Gil M. Labrucherie
Chief Executive Officer	Chief Financial Officer and Chief Business Officer

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of ACELYRIN, INC. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.
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